Registration No. 333-______
           As filed with the Securities and Exchange Commission on June 28, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ___________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEBRASKA
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   47-0658852
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                             13220 CALIFORNIA STREET
                              OMAHA, NEBRASKA 68154
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

       COMMERCIAL FEDERAL CORPORATION 2002 STOCK OPTION AND INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                 WILLIAM A. FITZGERALD, CHIEF EXECUTIVE OFFICER
                         COMMERCIAL FEDERAL CORPORATION
                             13220 CALIFORNIA STREET
                              OMAHA, NEBRASKA 68154
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (402) 554-9200
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                           JOAN S. GUILFOYLE, ESQUIRE
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                         1220 19TH STREET NW, SUITE 700
                              WASHINGTON, DC 20036
                                 (202) 419-8410

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                      Proposed       Proposed
    Title Of                           Maximum        Maximum
   Securities        Amount           Offering      Aggregate      Amount Of
     To Be            To Be          Price Per      Offering     Registration
   Registered    Registered (1)        Share          Price           Fee
--------------------------------------------------------------------------------
Common Stock,
$.01 par value      2,100,000      $27.45 (2)    $57,645,000 (2)   $5,303.34
================================================================================

(1) Maximum number of shares issuable under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan (2,100,000 shares), together with an indeterminate number of shares being registered hereby as may be necessary to adjust the number of additional shares of Common Stock of the Registrant reserved for issuance under such Plan as a result of an increase in the number of shares issuable under such plan as the result of a merger, consolidation, recapitalization or similar event involving the Registrant or a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) in the Registrant's Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the average of the high and low selling price per share of the Common Stock of $27.45 per share on June 26, 2002.
================================================================================

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *This registration statement relates to the registration of 2,100,000 shares of Common Stock, $.01 par value per share, of Commercial Federal Corporation (the "Company") reserved for issuance and delivery under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan (the "Plan"). Documents containing the information required by Part I of this registration statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------

     The Company is subject to the reporting and  informational  requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended and, accordingly, files periodic reports and other information with the Commission. Reports and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The
Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents filed by Commercial Federal Corporation (the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 as filed with the Commission on May 15, 2002 (Commission File No. 1-11515).

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on April 1, 2002, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on April 11, 2002 (Commission File No. 1-11515).

     (c) The description of the Company's Securities as contained in the Form 8-A filed with the Commission on July 13, 1995 (Commission File No. 1-11515).

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Indemnification  of directors and officers of the Company is provided under
Article VI of the Company's Amended and Restated Articles of Incorporation of the Company for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article VI of the Amended and Restated Articles of Incorporation provides that an outside director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the Company to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act, or (iv) any act or omission which violates a declaratory or injunctive order obtained by the Company or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the Company through management agreements, voting trusts, directorships in related corporations or any other device or relationship. The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

     Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, penalties, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the Company. This applies to any civil, criminal, investigative, arbitrative, or administrative action, formal or informal, provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

     The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the shareholders.

     Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

     Federal Regulations clearly define areas for indemnity coverage, as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director, officer or employee of the Bank shall be indemnified by the Bank for:

          (i) Reasonable costs and expenses, including reasonable attorney's fees, arising from the defense or settlement of such action, provided that a majority of the Bank's directors conclude that, in connection with any actions, a person ultimately may become entitled to indemnification under this section;

          (ii) Any amount for which that person becomes liable under a judgment in such action;

          (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

          (i) The Bank shall make the  indemnification  provided by subparagraph
     (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

          (ii) The Bank shall make the indemnification  provided by subparagraph
     (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer, other than on the merits, if a majority of the disinterested directors of the Bank determines that such director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders. However, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. No such indemnification shall be made if the OTS advises the Bank in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired and with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or nolo contendere.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

EXHIBIT                             DESCRIPTION
-------                             -----------

5.1 Opinion of Stradley, Ronon, Stevens & Young, LLP as to the validity of the Common Stock being registered

23.1      Consent of Independent Auditors

23.2 Consent of Stradley, Ronon, Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

24        Power  of  Attorney   (contained  in  the   signature   page  of  this
          Registration Statement)

99.1      Commercial Federal Corporation 2002 Stock Option and Incentive Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan

99.4      Form of Agreement to be entered  into with  Optionees  with respect to
          Stock  Appreciation   Rights  granted  under  the  Commercial  Federal
          Corporation 2002 Stock Option and Incentive Plan

99.5      Notice of Restricted Stock Award

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be present by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 27, 2002.

                           COMMERCIAL FEDERAL CORPORATION



                           By: /s/ William A. Fitzgerald
                               -------------------------------------------------
                               William A. Fitzgerald
                               Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned Directors of Commercial Federal Corporation, hereby severally constitute and appoint William A. Fitzgerald, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William A. Fitzgerald, who may act, may deem necessary or advisable to enable Commercial Federal Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Commercial Federal Corporation common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William A. Fitzgerald shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                             DATE
             ---------                                  -----                             ----

By: William A. Fitzgerald                   Chairman of the Board and                   June 27, 2002
    ---------------------------------       Chief Executive Officer
        William A. Fitzgerald
        Principal Executive Officer




By: /s/ David S. Fisher                     Executive Vice President                    June 27, 2002
    ---------------------------------       and Chief Financial Officer
        David S. Fisher
        Principal Financial Officer




By: /s/ Gary L. Matter                      Senior Vice President, Controller           June 27, 2002
    ---------------------------------       and Secretary
        Gary L. Matter
        Principal Accounting Officer



             SIGNATURE                                  TITLE                                     DATE
             ---------                                  -----                                     ----
By:  /s/ Robert J. Hutchinson               President and Chief Operating               June 24, 2002
     --------------------------------       Officer and Director
        Robert J. Hutchinson





By:  /s/ Talton K. Anderson                             Director                        June 24, 2002
     --------------------------------
        Talton K. Anderson




By:  /s/ Michael P. Glinsky                             Director                        June 25, 2002
     --------------------------------
         Michael P. Glinsky




By:  /s/ Robert F. Krohn                                Director                        June 21, 2002
     --------------------------------
         Robert F. Krohn




By:  /s/ Carl G. Mammel                                 Director                        June 20, 2002
     --------------------------------
         Carl G. Mammel




By:  /s/ James P. O'Donnell                             Director                        June 27, 2002
     --------------------------------
         James P. O'Donnell




By:  /s/ Robert D. Taylor                               Director                        June 27, 2002
     --------------------------------
         Robert D. Taylor




By:  /s/ Aldo J. Tesi                                   Director                        June 24, 2002
     --------------------------------
         Aldo J. Tesi




By:                                                     Director                        ___________, 2002
    ---------------------------------
         Joseph J. Whiteside




By:  /s/ George R. Zoffinger                            Director                        June 27, 2002
     --------------------------------
         George R. Zoffinger


                                                 INDEX TO EXHIBITS


Exhibit                             Description

5.1 Opinion of Stradley, Ronon, Stevens & Young, LLP as to the validity of the Common Stock being registered

23.1      Consent of Independent Auditors

23.2 Consent of Stradley, Ronon, Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

24        Power  of  Attorney   (contained  in  the   signature   page  of  this
          Registration Statement)

99.1      Commercial Federal Corporation 2002 Stock Option and Incentive Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan

99.4      Form of Agreement to be entered  into with  Optionees  with respect to
          Stock  Appreciation   Rights  granted  under  the  Commercial  Federal
          Corporation 2002 Stock Option and Incentive Plan

99.5      Notice of Restricted Stock Award